EXHIBIT 99.5

SEND OVERNIGHT PACKAGES TO:
Rockville Financial, Inc.
Attn: Stock Information Center
1645 Ellington Road
South Windsor, CT 06074
(860) 291-3700

Deadline: The Subscription Offering ends at 12:00 noon, Connecticut Time, on XXXX xx, 2005. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form by the deadline, or it will be considered void. Faxes or copies of this form will not be accepted. Rockville Financial, Inc. reserves the right to accept or reject improper order forms.

(1) Number of Shares ____________ x $10.00 = (2) Total Amount Due ____________

The minimum purchase is 50 shares ($500). Generally, no person may purchase more than 25,000 shares ($250,000), and no person together with his or her associates or group of persons acting in concert may purchase more than 40,000 shares ($400,000).

(3) Method of Payment (no penalty for early withdrawal from a Rockville Bank CD)

Enclosed is a check, bank draft or money order payable to Rockville Financial, Inc. for $______________.

I authorize Rockville Bank to make withdrawals from my CD or savings account(s) shown below, and understand that the amounts will not otherwise be available for withdrawal:

Account Numbers	Amounts
	$
	$
	$
	$
Total Withdrawal	$

(4) Purchaser Information (check one)

a. ☐ Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with Rockville Bank as of March 31, 2003. Enter information in Section 7 for all deposit accounts that you had at Rockville Bank on March 31, 2003.

b. ☐ Supplemental Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with Rockville Bank as of December 31, 2004 but not an Eligible Account Holder. Enter information in Section 7 for all deposit accounts that you had at Rockville Bank on December 31, 2004.

c. ☐ Employees, officers and directors of Rockville Bank or Rockville Financial, Inc. who do not qualify under provisions (a) or (b) above.

d. ☐ Corporators of Charter Oak Community Bank Corp. who do not qualify under provisions (a), (b) or (c) above.

e. ☐ Local Community – Natural persons residing in Hartford or Tolland Counties, Connecticut.

f. ☐ General Public

(5) Check if you are a: ☐ Director ☐ Officer ☐ Employee ☐ Corporator of Charter Oak Community Bank Corp. or a member of such person's immediate family (same household).

(6) Stock Registration - Please Print Legibly and Fill Out Completely (Note: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below.)

☐ Individual ☐ Individual Retirement Account (IRA) ☐ Partnership
☐ Joint Tenants ☐ Uniform Transfer to Minors Act ☐ Corporation
☐ Tenants in Common ☐ Uniform Gift to Minors Act ☐ Trust - Under Agreement Dated ____________

Name				SS# or Tax ID
Name				SS#
Address				Daytime Telephone #
City	State	Zip code	County	Evening Telephone #

(7) Please review the preprinted account information listed to the right. These preprinted accounts may not be all of your qualifying accounts. You should list any other account(s) that you may have or had with Rockville Bank in the box below. SEE THE STOCK ORDER FORM INSTRUCTIONS SHEET FOR FURTHER INFORMATION. All subscription orders are subject to the provisions of the Plan of Reorganization and Minority Stock Issuance.

Note: Failure to list all your accounts may result in the loss of part or all of your subscription rights.

Additional Qualifying Accounts

Names on Accounts	Account Number

Acknowledgment: By signing below, I acknowledge receipt of the prospectus dated XXXX xx, 2005 and understand I may not change or revoke my order once it is received by Rockville Financial, Inc. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Federal Regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities to the account of another. Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my rights to subscribe for shares. Rockville Financial, Inc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding. You must cross out this item (2) in this acknowledgement if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended. The Subscription rights are non-transferable and are void at the end of the subscription period. Signature: <u>THIS FORM MUST BE SIGNED AND DATED BELOW AND ON THE BACK OF THIS FORM.</u> This order is not valid if the Stock Order and Certification Form are not both signed and properly completed. Your order will be filled in accordance with the provisions of the Plan of Reorganization and Minority Stock Issuance as described in the prospectus. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.

Signature	Date	Signature	Date

Office Use Only Date Rec'd ____/____ Check# ________ $________ Check# ________ $________ Batch# ________ Order # ________ Category ________

1. The implementation of our stock benefit plans will increase our costs, which will reduce our income. 2. The implementation of our stock-based benefit plans may dilute your ownership interest. 3. We may experience higher levels of loan loss due to our recent growth and enhanced emphasis on commercial business and commercial real estate loans. 4. We have opened new branches and expect to open additional new branches which may incur net operating losses during their initial years of operation as they generate new deposit and loan portfolios. If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease. Our return on equity will be low compared to other financial institutions. This could negatively affect the trading price of our common stock. Persons who purchase stock in the offering will own a minority of Rockville Financial, Inc.'s common stock and will not be able to exercise voting control over most matters put to a vote of stockholders. Our stock value may be negatively affected by federal regulations restricting takeovers and our mutual holding company structure. 9. The future price of the common stock may be less than the purchase price in the offering. If we declare dividends on our common stock, Charter Oak Community Bank Corp. may be prohibited from waiving the receipt of dividends. The issuance of shares to the Rockville Bank Community Foundation, Inc. will dilute your ownership interests and adversely affect net income in fiscal 2005. Our contribution to the Rockville Bank Community Foundation, Inc. may not be tax deductible, which could reduce our profits. If economic conditions deteriorate, our results of operations and financial condition could be adversely affected as borrowers' ability to repay loans declines and the value of the collateral securing our loan decreases. Strong competition within our market area may limit our growth and profitability. Because we intend to increase our commercial real estate and commercial business loan originations, our lending risk will increase, and downturns in the real estate market or local economy could adversely affect our earnings. There will be a limited trading market in our common stock, which will hinder your ability to sell our common stock and may lower the market price of the stock. Future changes in interest rates may reduce our profits. We operate in a highly regulated environment and we may be adversely affected by changes in laws and regulations. We have broad discretion in allocating the proceeds of the offering. Our failure to effectively utilize such proceeds could reduce our profits. Risks related to prior auditors of Rockville Bank. (Note: If shares are to be held jointly, both parties must sign) CERTIFICATION FORM I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AND IS NOT GUARANTEED BY ROCKVILLE BANK, ROCKVILLE FINANCIAL, INC., OR BY THE FEDERAL GOVERNMENT. I further certify that, before purchasing the common stock of Rockville Financial, Inc., I received a copy of the prospectus dated XXX xx, 2005, which discloses the nature of the common stock being offered and describes the following risks involved in an investment in the common stock under the heading "Risk Factors" beginning on page xx of the prospectus: NASD Affiliation - If you have an NASD affiliation you must report this subscription in writing to your applicable compliance officer within one day of the payment therefor. You are considered a member of the National Association of Securities Dealers, Inc. ("NASD") if you are a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED. THESE SECURITIES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. Signature Date Signature Date

Order Form Instructions:

Stock Information Center	Hours of Operation:
1645 Ellington Road South Windsor, CT 06074 (860) 291-3700	Monday, Tuesday, Wednesday, Friday Thursday	9:00 am – 5:00 p.m. 9:00 am – 6:00 p.m.

All subscription orders are subject to the provisions of the Plan of Reorganization and Minority Stock Issuance.
Items 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is $500 or 50 shares of common stock. The maximum individual purchase is $250,000 or 25,000 shares of common stock. The maximum purchase for any person and their associates, or persons acting in concert, is $400,000 or 40,000 shares of common stock. For additional information and limits, see “Limitations on Common Stock Purchases” in the prospectus.

Item 3 - Payment for shares may be made by check or money order payable to Rockville Financial, Inc. DO NOT MAIL CASH. Your funds will earn interest at our passbook savings rate until the stock offering is completed.

To pay by withdrawal from a savings account or certificate of deposit at Rockville Bank, insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box at the bottom of the Stock Order and Certification Form. To withdraw from an account with checking privileges, please write a check. Rockville Bank will waive any applicable penalties for early withdrawal from a Rockville Bank certificate of deposit account(s). A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn, which means that you may not withdraw these funds. Payments will remain in the account(s) earning their respective rate of interest until the stock offering closes.

Item 4 - Please check the appropriate box to tell us the earliest of the dates that applies to you, or if not applicable, if you are a member of the local community or the general public.

Item 5 - Please check this box if you are a director, officer or employee of Rockville Bank, or a Corporator of Charter Oak Community Bank Corp. or a member of such person’s household.

Item 6 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Rockville Financial, Inc. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor or call the Stock Information Center at (860) 291-3700. Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder, to protect your priority over other purchasers as described in the prospectus, you must take ownership in at least one of the account holder’s names.

Item 7 - Please review the preprinted qualifying account number(s) information. The account number(s) listed may not be all of your account numbers. You should list any other qualifying accounts that you may have or had with Rockville Bank in the box located under the heading “Additional Qualifying Accounts.” These may appear on other Stock Order and Certification Forms you have received. For example, if you are ordering stock in just your name, you should list all of your deposit accounts as of the earliest date that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all deposit accounts under which either of you are owners, i.e., individual accounts, joint accounts, etc. If you are ordering stock in your minor child’s or grandchild’s name under the Uniform Transfer to Minor’s Act and/or the Uniform Gift to Minors Act, the minor must have had a deposit account on one of the two dates and you should list only their account number(s). If you are ordering stock through a corporation, you need to list just that corporation’s deposit accounts, as your individual account(s) do not qualify. Failure to list all of your qualifying accounts may result in the loss of part or all of your subscription rights.

NOTE:     The order form is to be received (not postmarked) at the Rockville Bank Stock Information Center located at 1645 Ellington Road, South Windsor, Connecticut 06074 by April XX, 2005 at 12:00 Noon, Connecticut Time.

Please be sure to sign the Certification Form on the back of the Stock Order Form.

(See reverse side for Stock Ownership Guide)

Ownership Guide:

Stock Information Center	Hours of Operation:
1645 Ellington Road South Windsor, CT 06074 (860) 291-3700	Monday, Tuesday, Wednesday, Friday Thursday	9:00 am – 5:00 p.m. 9:00 am – 6:00 p.m.

Individual - The stock is to be registered in an individual’s name only. You may not list beneficiaries for this ownership.

Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Individual Retirement Account - Individual retirement account (“IRA”) holders may make stock purchases from their deposits through a prearranged “trustee-to-trustee” transfer. Stock may only be held in a self-directed IRA. IRAs at Rockville Bank are not self-directed. Please contact your broker or self-directed IRA provider as quickly as possible to explore this option. Establishing a self-directed IRA and completing a “trustee-to-trustee” transfer can frequently require several days’ time.

Registration for IRAs:	On Name Line 1 — list the name of the broker or trust department followed by CUST or TRUSTEE.
On Name Line 2 — FBO (for benefit of) YOUR NAME IRA a/c #.
Address will be that of the broker/trust department to where the stock certificate will be sent.
The social security/tax I.D. number(s) will be either yours or your trustees, as they direct.
Please list your phone numbers.

Uniform Gift and Transfer To Minors Acts - For residents of Connecticut and many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfer to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Gift to Minors Act of the individual state. For either form of ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Instructions: On the first name line, print the first name, middle initial and last name of the minor, with the abbreviation followed by the notation UTMA-CT or UGMA-Other State. Print the first name, middle initial and last name of the custodian on the second name line followed by abbreviation “CUST.” List only the minor’s social security number.

Partnership/Corporation - Corporations/partnerships may purchase stock. Please provide the corporation/partnership’s legal name and Tax I.D. number. To have depositor rights, the corporation/partnership must have an account in its legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Trust - Generally, fiduciary relationships (such as trusts, estates, guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after “Under Agreement Dated,” fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

(See reverse side for Stock Order Form Instructions)